                                                                      EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNING


                      LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                               THREE MONTHS ENDED DECEMBER 31
                                                 2002            2002             2001            2001
                                         -----------------------------------------------------------------
                                         Net Income/(Loss)      Shares          Net Income       Shares

Basic earnings per share factors            $2,762,913        13,288,331        $1,256,592      13,219,127

Effect of potentially dilutive
  option plans:

Employee stock options                                           127,253                            84,518
                                            --------------------------------------------------------------


Diluted earnings per share factors          $2,762,913        13,415,584        $1,256,592      13,303,645
                                            -----------       ----------        ----------      ----------


Basic earnings per share                    $     0.21                          $     0.10

Diluted earnings per share                  $     0.21                          $     0.09



Options to purchase 17,068 shares, 30,000 shares, 10,000 shares, 38,500 shares, and 200,170 shares of common stock at $1.125 per share, $1.38 per share, $3.45 per share, $6.95 per share and $11.95 per share, respectively, were outstanding at December 31, 2002. Options to purchase 42,834 shares, 64,117 shares, 30,000 shares and 1,300 shares of common stock at $0.80 per share, $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2001.

                       LANNETT COMPANY, INC AND SUBSIDIARY

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                SIX MONTHS ENDED DECEMBER 31
                                            2002              2002               2001              2001
                                            --------------------------------------------------------------
                                            Net Income        Shares           Net Income        Shares

Basic earnings per share factors            $5,314,565        13,277,830        $2,169,767      13,212,628

Effect of potentially dilutive
  option plans and debentures:

Employee stock options                                           127,951                            84,518
                                            --------------------------------------------------------------


Diluted earnings per share factors          $5,314,565        13,405,781        $2,169,767      13,297,146
                                            ----------        ----------        ----------      ----------


Basic earnings per share                    $     0.40                       $     0.16

Diluted earnings per share                  $     0.40                       $     0.16


Options to purchase 17,068 shares, 30,000 shares, 10,000 shares, 38,500 shares, and 200,170 shares of common stock at $1.125 per share, $1.38 per share, $3.45 per share, $6.95 per share and $11.95 per share, respectively, were outstanding at December 31, 2002. Options to purchase 42,834 shares, 64,117 shares, 30,000 shares and 1,300 shares of common stock at $0.80 per share, $1.125 per share, $1.38 per share and $3.78 per share, respectively, were outstanding at December 31, 2001.


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